                                                                    Exhibit 3.42

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                  GEMINI, INC.

     Pursuant to the provisions of Nevada Revised Statutes ("NRS") Sections
78.390 and 78.403, the undersigned President and Secretary of Gemini, Inc., a Nevada corporation (the "Corporation") do hereby certify as follows:

     FIRST: that on December 13, 1996, the Corporation filed Articles of Incorporation with the Nevada Secretary of State, which Articles were amended by a Certificate of Amendment filed on December 13, 1996.

     SECOND: that the board of directors of the Corporation duly adopted resolutions proposing to amend and restate the Articles of Incorporation of the Corporation as set forth below, declaring said amendment and restatement to be advisable.

     THIRD: that the amendment and restatement of the Articles of Incorporation as set forth below has been approved by the unanimous vote of the outstanding shares of the Corporation's Common Stock (as defined below), which is sufficient for approval thereof.

     FOURTH: that the undersigned officers have been authorized and directed by the board of directors to execute and file this certificate setting forth the text of the Articles of Incorporation of the Corporation as amended and restated in its entirety to this date as follows:

                                    ARTICLE I
                                    ---------
                                      NAME
                                      ----

     The name of the Corporation shall be Gemini, Inc..

                                   ARTICLE II
                                   ----------
                                    PURPOSES
                                    --------

     The purposes for which the Corporation is formed are:

     (a) To conduct gaming in the State of Nevada in accordance with the laws of the State of Nevada and the United States of America; and

     (b) To engage in any other business or activity not forbidden by law or these Articles of Incorporation.

     The foregoing provisions of this Article II shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the Corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article II be in no way limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of these Amended and Restated Articles of Incorporation; provided, that the Corporation shall not carry on any
                           --------
business or exercise any power in any state territory, or country which under the laws thereof the Corporation may not lawfully carry on or exercise.

                                   ARTICLE III
                                   -----------
                                  CAPITAL STOCK
                                  -------------

     Section 1. Authorized Shares. The total number of shares of stock which the
                -----------------
Corporation shall have authority to issue is two thousand five hundred (2,500) shares, consisting all of common stock (the "Common Stock"), with all of such shares having no par value.

     Section 2. Consideration for Shares. The common stock authorized by Section
                ------------------------
1 of this Article shall be issued for such consideration as shall be fixed, from time to time, by the board of directors.

     Section 3. Assessment of Stock. The capital stock of the Corporation, after
                -------------------
the amount of the subscription price has been fully paid in, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed. No stockholder of the Corporation is individually liable for the debts or liabilities of the Corporation.

     Section 4. Cumulative Voting For Directors. No stockholder of the
                -------------------------------
Corporation shall be entitled to cumulative voting of his shares for the election of directors.

     Section 5. Preemptive Rights. No stockholder of the Corporation shall have
                -----------------
any

                                   ARTICLE IV
                                   ----------
                             DIRECTORS AND OFFICERS
                             ----------------------

     Section 1. Number of Directors. The members of the governing board of the
                -------------------
Corporation are styled as a "Board of Directors" and the members of said Board shall be styled as "directors". The directors shall be elected, and the number of directors of the Corporation shall be increased or decreased, from time to time in the manner provided in the Bylaws of the Corporation; provided, that the number of directors shall never be less than one (1).

     Section 2. Current Directors. The names and post office boxes or street
                -----------------
addresses of the current directors of the Board of Directors, which are three
(3) in number, are:

NAME                ADDRESS
----                -------
Bernard Goldstein   2200 Corporate Blvd. N.W., Ste. 310
                    Boca Raton, FL 33431

John M. Gallaway    1641 Popps Ferry Rd., Ste. B-1
                    Biloxi, MS 39532

Allan B. Solomon    2200 Corporate Blvd. N.W., Ste. 310
                    Boca Raton, FL 33431

     Section 3. Licensing. Each director and each officer shall meet the
                ---------
qualifications for a license or finding of suitability as set forth in NRS
463.170 and shall, in all other respects, comply with all requirements of the Nevada Gaming Control Act for the filing and processing of licensing applications. Each director and officer shall also comply with all applicable state, local and municipal gaming and liquor licensing laws in Nevada and any other jurisdiction in which the Corporation does business.

     Section 4. Limitation of Personal Liability. No director or officer of the
                --------------------------------
Corporation shall be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision does not eliminate or limit the liability of a director or officer of the corporation for:

          (a) Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

          (b) The payment of distributions in violation of Nevada Revised Statutes 78.300.

     Section 5. Payment of Expenses. In addition to any other rights of
                -------------------
indemnification permitted by the law of the State of Nevada as may be provided for by the corporation in its Bylaws or by agreement, the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such officer or director in his or her capacity as an officer or director of the Corporation, must be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

     Section 6. Repeal And Conflicts. Any repeal or modification of Sections 4
                --------------------
or 5 above approved by the stockholders of the Corporation shall be prospective only. In the event of any conflict between Sections 4 or 5 of this Article and any other Article of the the Corporation's Amended and Restated Articles of Incorporation, the terms and provisions of Sections 4 or 5 of this Article shall control.

     IN WITNESS WHEREOF, the Amended and Restated Articles of Incorporation of the Corporation have been executed on this 12 day of September, 2000.


                                                     /s/ John M. Gallaway
                                                     ---------------------------
                                                     John M. Gallaway, President


                                                     /s/ Allan B. Solomon
                                                     ---------------------------
                                                     Allan B. Solomon, Secretary

================================================================================

                  State of Nevada [GRAPHIC] Department of State

     I, JOHN KOONTZ, Secretary of State of the State of Nevada, do hereby certify that GEMINI, INC. did on the TWENTY-FIFTH day of JUNE, 1968, file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of Nevada, and further, that said Articles contain all the statements of facts required by the law of said State of Nevada.

     In Witness Whereof, I have hereunto set my hand and affixed the Great Seal of State, at my office in Carson City, Nevada, this TWENTY-FIFTH day of JUNE, A.D. 1968.

[GRAPHIC]                                                     /s/ John Koontz
                                                              ------------------
                                                              Secretary of State

                                            By                          , Deputy
                                               -------------------------

================================================================================

    OFFICE OF
   JOHN KOONTZ
SECRETARY OF STATE

                   STATE OF NEVADA [GRAPHIC] DEPARTMENT OF STATE

     I, JOHN KOONTZ, the duly elected, qualified and acting Secretary of State of the State of Nevada, do hereby certify that the annexed is a true, full and correct transcript of the original Articles of Incorporation of

                                  GEMINI, INC.

as the same appears on file and of record in this office.

     In Witness Whereof, I have hereunto set my hand and affixed the Great Seal of State, at my office in Carson City, Nevada, this 25th day of JUNE A.D. 1968

[GRAPHIC]                                                     /s/ John Koontz
                                                              ------------------
                                                              Secretary of State

                                            By
                                               ---------------------------------
                                                                          Deputy

                            ARTICLES OF INCORPORATION

                                       OF

                                  GEMINI, INC.

KNOW ALL MEN BY THESE PRESENTS:

          That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the laws of the State of Nevada, and we do hereby certify that:

                                       I.

                        The name of this corporation is:

                                  GEMINI, INC.

                                       II.

          The principal office and place of business in Nevada of this corporation shall be located at 102 North Third Street, Las Vegas, County of Clark, State of Nevada. An additional office of the corporation shall at all times be maintained on all premises where the corporation is licensed to conduct gaming.

          Offices for the transaction of any business of the corporation, and where meetings of the Board of Directors and of the stockholders may be held, may be established and maintained in any other part of the State of Nevada, or in any other state, territory, or possession of the United States of America, or in any foreign country.

                                      III.

          The nature of the business and objects and purposes proposed to be transacted, promoted, or carried on by the corporation are:

     (a) To conduct gaming in the State of Nevada in accordance with the laws of the State of Nevada and of the United States of America.

     (b)  To engage is all other lawful activity.

                                       IV.

          The total authorized capital stock of the corporation shall consist of Two Thousand Five Hundred (2,500) shares, without par value, all of which shall be entitled to voting power.

                                       V.

          The members of the governing board of the corporation shall be styled Directors, and the number thereof shall be not less than one (1). The number of directors may from time to time be increased or decreased in such manner as shall be provided by the by-laws of the corporation, but the number shall not be reduced to less than one (1). Directors need not be shareholders, but shall be of full age and at least one shall be a citizen of the United States. The name and post office address of the first Board of Directors, which shall consit of one (1) person, and who shall hold office until his successor is duly elected and qualified, is as follows:

Andrew Tompkins              216 Rancho Vista Drive, Las Vegas,
                             Nevada

                                       VI.

          The capital stock of the corporation, after the amount of the subscription price has been paid in money, property, or services, as the director shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid up shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

                                      VIII.

          No public offering of any stock or security of this corporation may be made unless such public _Illegible approved by the Nevada Gaming Commission.

          The sale, assignment, transfer, pledge or other disposition of any stock or security issued by this corporation, if it holds Nevada State
Gaming license, shall be ineffective unless approved in advance by the Nevada Gaming Commission

          If, at any time, the Nevada Gaming Commission find's that any individual owner of any steel or security of this corporation is unsuitable to continue as a gaming licenses in this State, such owner shall immediately offer such security and/or stock to this corporation for purchase.

          If this corporation does not purchase any such stock or security, the owner may offer it to other purchasers, subject to prior approval by the Nevada Gaming Commission that may be required or provided by the laws of the State of Nevada and regulations pursuant thereto.

                                      VIII.

          This corporation shall have peractual existence.

                                       IX.

          The names and addresses of the Incorporators signing these Articles of Incorporation are as follows:

Andrew Tompkins           216 Rancho Vista Drive, Las Vegas,
                          Nevada 69106

Susan D. Claar            1825 _______ Circle, North Las Vegas,
                          Nevada

Alma C. Sphague           3217 B_____ Avenue, Las Vegas, Nevada

          IN WITNESS THEREOF, the undersigned incorporators have executed these articles of Incorporation this 24th of June, 1968.


                                             /s/ ANDREW TOMPKINS
                                             -----------------------------------
                                                 ANDREW TOMPKINS


                                             /s/ SUSAN S. CLAAR
                                             -----------------------------------
                                                 SUSAN S. CLAAR

                                             /s/ ALMA C. SPRAGUE
                                             -----------------------------------
                                                 ALMA C. SPRAGUE

STATE OF NEVADA   )
                  )
COUNTY OF CLARK   )

          On this 24 day of June, 1968 peractually appeared before me, a Notary Public, ANDREW TOMPKINS, SUSAN D. CLAAR, AND ALMA C. SPRAGUE, who acknowledged that they executed the above instrument.


                                             /s/ Illegible
                                             -----------------------------------
                                                 NOTARY PUBLIC

                                      -3-